Exhibit 99.1

Risk Factors

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. You should carefully consider all of the risks discussed below, as well as the other information contained in our filings with the Securities and Exchange Commission. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and the trading price of our Class A common stock could decline.

Our management team may invest or spend the proceeds of our “At the Market” offering of shares in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from our “at the market” offering of shares of Class A common stock (the “ATM Offering”). The net proceeds from the ATM Offering will be used for general corporate purposes, which may include financing our existing businesses and operations, and expanding our businesses and operations through additional acquisitions and minority investments and additional hires. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Class A common stock.

You may experience immediate and substantial dilution.

Because the price per share of our Class A common stock being offered in the ATM Offering may be higher than the book value per share of our Class A common stock, you may suffer immediate substantial dilution in the net tangible book value of the Class A common stock you purchase in the ATM Offering.. Because the sales of the shares offered in the ATM Offering will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant.  Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

The issuance of additional shares of our Class A common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Class A common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

Risks Related to our Business

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in the ATM Offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in the ATM Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in the ATM Offering.

Because we do not intend to declare cash dividends on our shares of Class A common stock in the foreseeable future, stockholders must rely on appreciation of the value of our Class A common stock for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of gain with respect to your investment for the foreseeable future.

Our investments in publicly-traded securities involve a substantial degree of risk.

In addition to our investments in privately-held companies, we may purchase publicly-traded common stock and other equity securities, including warrants and corporate bonds. Although equity securities have historically generated higher average total returns than fixed-income securities over the long term, equity securities have also generally experienced significantly more volatility in those returns. The publicly-traded securities we acquire may fail to appreciate and may decline in value or become worthless. Investments in equity securities involve a number of significant risks, including the risk of further dilution as a result of additional issuances, inability to access additional capital and failure to pay current distributions. Investments in preferred securities and corporate bonds involve special risks, such as the risk of deferred distributions, credit risk, illiquidity, changes in value based upon interest rates changes and other macroeconomic factors and limited voting rights.

The existing and future indebtedness incurred by our billboard business may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns. Failure to comply with the terms of this indebtedness could result in a default by our billboard business that could have material adverse consequences for us.

LMH, which operates our billboard businesses, entered into a credit agreement on August 12, 2019 with a commercial bank which provides LMH and its subsidiaries the opportunity to borrow up to $40 million in principal through a combination of long-term debt and a line of credit. LMH’s current borrowings under the bank credit facility as of August 12, 2019 totaled $18,060,000, all of which represents a term loan. In addition, LMH may incur additional indebtedness in the future. Accordingly, LMH is subject to the risks associated with significant indebtedness, including:

●     LMH must dedicate a portion of its cash flows from operations to pay principal and interest and, as a result, it may have less funds available for operations and other purposes;

●     LMH may find it more difficult and expensive to obtain additional funds through financings, if available at all;

●     LMH is more vulnerable to economic downturns, less able to withstand competitive pressures and less flexible in reacting to changes in the billboard industry and general economic conditions;

●     if LMH defaults under the credit facility, including failing to pay the outstanding principal when due, and if the lender demands payment of a portion or all of the indebtedness, it may not have sufficient funds to make such payments;

●     if LMH is unable to refinance indebtedness on its properties at maturity due to business and market factors, including: disruptions in the capital and credit markets; the estimated cash flows of LMH’s properties and other assets; the value of LMH’s properties and other assets; and financial, competitive, business and other factors, including factors beyond LMH’s control;

●     if refinanced, the terms of a refinancing may not be as favorable as the original terms of the related indebtedness; and

●     if LMH borrows any sums under the line of credit, the interest rate it pays on such debt will be subject to changes in interest rates.

The occurrence of any of these events could materially adversely affect LMH, which would adversely affect our results of operations and financial condition and adversely affect our stock price.

Furthermore, a failure to comply with the obligations contained in the loan agreements governing LMH’s indebtedness could result in an event of default under such agreements which could result in an acceleration of debt under other instruments evidencing indebtedness that contains cross-acceleration or cross-default provisions. If LMH’s indebtedness were to be accelerated, there can be no assurance that its future cash flow or assets would be sufficient to repay in full such indebtedness.

We may in the future rely in part on LMH to provide our company with the funds necessary to make distributions to us to meet our financial obligations. The leverage on LMH assets may affect the funds available to our company if the terms of the debt impose restrictions on the ability of LMH to make distributions to our company. In addition, LMH will generally have to service their debt obligations before making distributions to our company or their parent entity.

Leverage may also result in a requirement for liquidity, which may force the sale of assets at times of low demand and/or prices for such assets.

We may also incur indebtedness under future credit facilities.

If we are unable to refinance our indebtedness on acceptable terms, or at all, we may need to dispose of one or more of our properties or other assets upon disadvantageous terms. In addition, prevailing interest rates or other factors at the time of refinancing could increase our interest expense, and if we grant a security interest in any of our properties, or the properties of our subsidiaries to secure payment of indebtedness and are unable to make loan payments, the lender could foreclose upon such property.

Restrictive covenants in LMH’s indebtedness may limit management’s discretion with respect to certain business matters.

Instruments governing LMH’s indebtedness contain restrictive covenants limiting LMH’s discretion with respect to certain business matters. These covenants could place significant restrictions on, among other things, LMH’s ability to create liens or other encumbrances, to make distributions to us or make certain other payments, investments, loans and guarantees and to sell or otherwise dispose of assets and merge or consolidate with another entity. Covenants also require LMH to meet certain financial ratios and financial condition tests. A failure to comply with any such covenants could result in a default which, if not cured or waived, could permit acceleration of the relevant indebtedness.

If we are unable to manage our interest rate risk effectively, our cash flows and operating results may suffer.

Advances under LMH’s $5 million revolving line of credit bear interest at a variable rate. Although we have not currently borrowed any sums under this line of credit, we may incur indebtedness under this line of credit in the future. Also, we may be required to refinance our debt at higher rates. Accordingly, increases in interest rates above that which we anticipate based upon historical trends would adversely affect our cash flows and we may not be able to hedge such exposure effectively, if at all.

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